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                             August 10, 2000


Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004

         Re:  Alliance Bond Fund, Inc.

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Alliance Bond Fund, Inc., a Maryland corporation (the "Corporation"), in connection with the transfer of all of the assets and liabilities of Alliance Mortgage Securities Income Fund, Inc., a Maryland corporation ("Alliance Mortgage"), and Alliance Limited Maturity Government Fund, Inc., a Maryland corporation ("Alliance Limited" and, collectively with Alliance Mortgage, the "Companies"), to the Corporation on behalf of its U.S. Government Portfolio (the "Fund"), and the issuance of shares of the Fund's Class A Common Stock, Class B Common Stock and Class C Common Stock, $.001 par value per share (each a "Class" and, collectively the "Shares"), pursuant to proposed Agreements and Plans of Reorganization and Liquidation (the "Agreements") between the Corporation on behalf of the Fund and each of the Companies.

         We have examined the Corporation's Charter and Bylaws, its Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission with respect to the reorganizations contemplated in the Agreements, substantially in the form in which it is to become effective (the "Registration Statement"), and the form of the Agreements as approved by the Board of Directors of the Corporation. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

         We have also examined and relied upon a certificate of the Assistant Secretary of the Corporation certifying, among other matters, the form of the Agreements presented to us as being substantially in the form approved by the Board of Directors of the Corporation, and further certifying the resolutions of the Board of Directors of the Corporation



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approving the Agreements and authorizing the issuance of the
Shares pursuant to the Agreements. We have also examined and relied upon such corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents that we reviewed, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have also assumed that the terms of the Agreements are fair and reasonable to the Corporation.

         Based on the foregoing, we are of the opinion and so advise you that:

         1. The Corporation is validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The Shares of the Fund to be issued in accordance with the terms of the Agreements, to the extent that the number of Shares of each Class to be issued by the Corporation on behalf of the Fund and distributed to stockholders of the Companies does not exceed the number of authorized and unissued shares of that Class of the Fund at the time of their issuance, when so issued, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

         This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

         You may rely on our foregoing opinion in rendering your opinion to the Corporation that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement, but we do not hereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                            Very truly yours,



                        /s/ Venable, Baetjer and Howard, LLP



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